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                                                                   Exhibit 99.01

                              CERIDIAN CORPORATION
                            PERSONAL INVESTMENT PLAN

                         FOURTH DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 10.2 of the Ceridian Corporation Personal Investment Plan (the "Plan"), the undersigned hereby amends the Plan in the manner set forth below.

1. Article 8 of the Plan is amended, effective as of January 1, 2003, by adding a new Section 8.9 that reads as follows:

            "8.9. MINIMUM DISTRIBUTION REQUIREMENTS ON AND AFTER JANUARY 1,
                  2003.

      (a)   General Rules.

                  (i) Effective Date. The provisions of this Section 8.9 will apply for purposes of determining minimum required distributions for calendar years beginning with the 2003 calendar year.

                  (ii) Precedence. The requirements of this section will take precedence over any inconsistent provisions of the Plan.

                  (iii) Requirements of Treasury Regulations Incorporated. All distributions required under this section will be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9).

                  (iv) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

      (b)   Time and Manner of Distribution.

                  (i) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than April 1st of the calendar year following the later of the calendar year during which the Participant attains age 70-1/2 or the Participant's Termination of Employment.

                  (ii) Death of Participant Before Distributions Begin. Subject to Section 8.1(a)(i), if the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows.



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                        (1) If the Participant's surviving spouse is the
                        Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                        (2) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then the Participant's entire interest will be distributed as follows:

                              (A) if the designated Beneficiary elects to receive distributions under the life expectancy rule pursuant to Section 8.9(e), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                              (B) if the designated Beneficiary has not made an election to receive distributions under the life expectancy rule pursuant to Section 8.9(e), the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (4) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this
                        Section 8.9(b)(ii), other than paragraph (1) above, will apply as if the surviving spouse were the Participant.

                  For purposes of this Section 8.9(b)(ii) and Section 8.9(d), unless paragraph (4) above applies, distributions are considered to begin on the Participant's required beginning date. If paragraph (4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (1) above.

                  (iii) Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 8.9(c) and (d).



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                  (iv) Distributions After Death of Designated Beneficiary. In
                  accordance with Section 8.3(c), any payments not yet distributed to the designated Beneficiary under Section 8.9(d) are payable to the representative of such designated Beneficiary's estate. Such payments will be distributed to the designated Beneficiary's estate subject to and in accordance with Plan Rules.

      (c)   Required Minimum Distributions During Participant's Lifetime.

                  (i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                        (1) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                        (2) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

                  (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 8.9(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

      (d)   Required Minimum Distributions After Participant's Death.

                  (i) Death On or After Date Distributions Begin.

                        (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows.



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                              (A) The Participant's remaining life expectancy is
                              calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                              (B) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                              (C) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                        (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (ii)  Death Before Date Distributions Begin.

                        (1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, and the designated Beneficiary elects to receive distributions over his or her life expectancy, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 8.9(d)(i).



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                        (2) No Designated Beneficiary. If the Participant dies
                        before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)(1), this
                        Section 8.9(d)(ii) will apply as if the surviving spouse were the Participant.

      (e)   Beneficiary Election of 5-Year Rule or Life Expectancy Rule.

                  (i) General Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 8.9(b)(ii)(2) and Section 8.9(d)(ii)(1) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made by the date specified in Plan Rules but in no case may the election be made later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 8.9(b)(ii), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 8.9(b)(ii) and Section 8.9(d)(ii).

                  (ii) Transition Rule. A designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

      (f)   Definitions.

                  (i) Designated Beneficiary. The designated Beneficiary is the individual who is designated as the Beneficiary under Section
                  8.3 of the



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                  Plan and is the designated Beneficiary under Code section
                  401(a)(9) and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

                  (ii) Distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.9(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                  (iii) Life expectancy. Life expectancy is computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

                  (iv) Participant's account balance. The Participant's account balance is the balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                  (v) Required Beginning Date. The date described in Sections 8.1(c) and 8.9(b)(i) of the Plan."

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 23rd day of December, 2003.

                                               CERIDIAN CORPORATION


Attest::  /s/ William E. McDonald              By:  /s/ Shirley J. Hughes
          -------------------------                 ----------------------------
          Deputy Secretary                          Senior Vice President